EXHIBIT 99.1

Contact: Katie Reinsmidt, Executive Vice President – Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PRICES $225 MILLION AGGREGATE PRINCIPAL AMOUNT OF
5.950% SENIOR UNSECURED NOTES DUE 2026

CHATTANOOGA, Tenn. – (August 29, 2017) CBL & Associates Properties, Inc. (NYSE: CBL) announced today that its majority-owned operating partnership subsidiary, CBL & Associates Limited Partnership (the "Operating Partnership"), priced $225 million aggregate principal amount of its 5.950% Senior Notes Due 2026 (the "notes") under its existing shelf registration statement. The notes constitute an additional issuance of the 5.950% Senior Notes due 2026, $400 million aggregate principal amount of which the Operating Partnership issued on December 13, 2016. Upon the consummation of this offering, the aggregate principal amount outstanding of the 5.950% Senior Notes due 2026, including the notes from this offering, will be $625 million. The notes mature on December 15, 2026. Settlement is scheduled for September 1, 2017, subject to the satisfaction of customary closing conditions.

The Operating Partnership expects to use the net proceeds from the offering of approximately $218.9 million, after deducting the underwriting discount and other offering expenses payable by the Operating Partnership, to reduce amounts outstanding under its unsecured revolving credit facilities and for general business purposes.

Wells Fargo Securities, Jefferies, US Bancorp, Goldman, Sachs & Co. LLC and Stifel are serving as Joint Book-Running Managers for the offering of the notes. BB&T Capital Markets, FTN Financial Securities Corp. and Regions Securities LLC and Ramirez & Co., Inc. are serving as Co-Managers for the notes.

The issuer has filed a registration statement on Form S-3 relating to these securities with the Securities and Exchange Commission. A preliminary prospectus supplement relating to the offering and an accompanying prospectus have been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

The offering of these securities will be made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and prospectus relating to the offering, when available, may be obtained by contacting Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, calling toll-free: 1-800-645-3751 or emailing: wfscustomerservice@wellsfargo.com; Jefferies LLC, 520 Madison Avenue, 3rd Floor, New York, New York 10022, attention of High Grade Syndicate Desk by calling toll-free at 1-877-877-0696 or emailing DCMProspectuses@jefferies.com; or U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: High Grade Syndicate or by calling toll-free: (877) 558-2607.

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CBL Prices $225 Million of 5.950% Senior Unsecured Notes Due 2026

August 29, 2017

About CBL & Associates Properties, Inc.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns or holds interests in 107 properties, including 70 enclosed regional malls, open-air centers and outlet centers. The properties are located in 26 states.

Forward-Looking Statements
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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